Ex.-21.1

ClimaChem, Inc.
Subisidiary Listing
As of March 22, 2002

ClimaChem, Inc.
                Northwest Financial Corporation
                Climate Mate, Inc.
                The Environmental Group International Limited
                LSB Chemical Corp.
                            LSB Australia Pty. Ltd.
                                    Total Energy Systems (NZ) Limited
                            El Dorado Chemical Company
                                    Slurry Explosive Corporation
                            El Dorado Nitric Company
                                    El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)
                                                El Dorado Nitrogen, L.P. (1% ownership)
                                    El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)
                                                El Dorado Nitrogen, L.P. (99% ownership)
                            DSN Corporation
                            Universal Tech Corporation
                The Environmental Group, Inc.
                            Koax Corp.
                International Environmental Corporation
                Climate Master, Inc.
                The Climate Control Group, Inc.
                ClimateCraft, Inc.
                ACP International Limited
                ThermalClime, Inc.
                ClimaCool Corp.
                TRISON Construction, Inc.